Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of ConAgra Foods, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints John F. Gehring, Gary M. Rodkin, Robert G. Wise and Colleen Batcheler, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, in any and all capacities, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statement(s) on Form S-4 (the “Registration Statement”) relating to the registration of certain debt securities of the Company, with any and all amendments, supplements and exhibits thereto, including post-effective amendments or supplements, whether on Form S-4 or otherwise, or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, or any other document with any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 16th day of July, 2013.

/s/ Gary M. Rodkin	/s/ John F. Gehring
Gary M. Rodkin	John F. Gehring
President and Chief Executive Officer, Director	Executive Vice President and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

/s/ Robert G. Wise	/s/ Mogens C. Bay
Robert G. Wise	Mogens C. Bay
Senior Vice President and Corporate Controller	Director
(Principal Executive Officer)

/s/ Stephen G. Butler	/s/ Steven F. Goldstone
Stephen G. Butler	Steven F. Goldstone
Director	Director

/s/ Joie A. Gregor	/s/ Rajive Johri
Joie A. Gregor	Rajive Johri
Director	Director

/s/ William G. Jurgensen	/s/ Richard H. Lenny
William G. Jurgensen	Richard H. Lenny
Director	Director

/s/ Ruth Ann Marshall	/s/ Andrew J. Schindler
Ruth Ann Marshall	Andrew J. Schindler
Director	Director

/s/ Kenneth E. Stinson
Kenneth E. Stinson Director